UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – February 5, 2004

IMCOR PHARMACEUTICAL CO.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard San Diego, CA		92101
(Address of principal executive offices)		(Zip Code)

(858) 410-5601

(Registrants’ telephone number, including area code)

Photogen Technologies, Inc.

(Former name or former address, if changed since last report)

Item 5.             OTHER EVENTS.

On February 5, 2004, Photogen Technologies, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) pursuant to a Proxy Statement dated January 13, 2004.  At the Special Meeting, the stockholders approved the issuance of more than 20% of the Company’s voting stock to certain creditors of Alliance Pharmaceutical Corp in connection with the Company’s acquisition of Alliance’s assets related to its imaging and diagnostic imaging business, which closed on June 18, 2003.  In addition, the stockholders approved the issuance of additional shares of common stock upon the conversion of secured promissory notes in the aggregate principal amount of $4,160,000, at the same price as the Company sells shares in a qualified financing.

The Company’s stockholders also approved an amendment to the Company’s articles of incorporation to change its name to IMCOR Pharmaceutical Co.  The change of the Company’s name will be effective today and the Company’s new trading symbol will be ICPHC, effective at the open of business on Friday, February 6, 2004.

In addition, the stockholders authorized the Company’s Board of Directors to amend the Company’s articles of incorporation to effect, when and as determined by the Board in its sole discretion within the 2004 calendar year, a reverse stock split in a range between one-for-two up to one-for-five.  The Company’s stockholders also ratified the engagement of Moss Adams LLP as the Company’s independent certified public accountants for the 2004 fiscal year.

At the Special Meeting, the Company indicated that it is currently working on possible cardiac diagnostic applications of its Imagent® product which could replace current standard procedures.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR Pharmaceutical Co.

	By:	/s/ Brooks Boveroux
Brooks Boveroux
Chief Financial Officer

Dated: February 6, 2004